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                                                                    EXHIBIT 10.2

                           THIRD AMENDMENT TO LEASE
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1.  PARTIES.
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     This Third Amendment to Lease (the "Third Amendment") is executed this 31st
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day of December   , 1998, by and between LAKESHORE TOWERS LIMITED PHASE I, a
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California limited partnership ("Landlord"), and INFORMATION MANAGEMENT
ASSOCIATES, INC., a Connecticut corporation ("Tenant").

2.  RECITALS.
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     A.  Landlord and Tenant entered into that certain Full Service Office Lease dated November 4, 1994, as amended by that certain First Amendment to Lease dated January 26, 1995, and that certain Second Amendment to Lease dated July
15, 1996 (as amended, the "Lease"), covering those certain premises known as Suites 1100 and 1240 situated within that certain office building located at 18101 Von Karman Avenue, Irvine, California, within the project commonly known as "Lakeshore Towers" as more particularly described in the Lease (the "Premises").

     B. Tenant has requested that the Lease be amended so that the expiration of the term of the Lease shall occur on May 2, 1999.

     C. Landlord is willing to amend the Lease to provide for an expiration of the term of the Lease to be effective as of May 2, 1999, subject to the terms and conditions of this Third Amendment.

     D. Landlord and Tenant mutually desire to enter into this Third Amendment in order to amend the Lease to, among other things, provide for the expiration of the term of the Lease to be effective as of May 2, 1999.

3.  LEASE MODIFICATION AGREEMENT.
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    Landlord and Tenant hereby modify the Lease as follows:

    a.  Defined Terms.  The following terms shall have the following meanings:
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        (i) Lease Term.  "Term" means the period commencing January 20, 1995,
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and terminating May 2, 1999.

        (ii) Expiration Date.  "Expiration Date" means May 2, 1999.
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     b.  Broker.  Tenant hereby represents and warrants to Landlord that it has
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not dealt with any real estate broker or agent in connection with this Amendment or its negotiation except Dick Silva, Jim Snyder and Lee & Associates (collectively "Broker"). Tenant shall pay any commission owing Broker pursuant to and subject to certain conditions set forth in a separate written agreement between Tenant and Broker. Except for Broker's commission which shall be paid by Tenant, Landlord and Tenant shall each indemnify and hold the other harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commissions or fees claimed by any other real estate broker, agent or other person in connection with this Third
Amendment or its negotiation by reason of any act of the indemnifying party.

     c.  Early Termination Consideration.  In consideration of Landlord's
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agreement to modify the Lease as provided herein so that the Term shall expire on May 2, 1999, Tenant shall pay to Landlord the total sum of $250,000. Of such sum, $125,000 shall be paid to Landlord upon the execution of this Third Amendment by Landlord and Tenant. The remaining $125,000 shall be paid by

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Tenant to Landlord no later than April 30, 1999.  Tenant hereby acknowledges that Landlord shall, immediately upon execution of this Third Amendment by Landlord and Tenant, commence efforts to find a tenant or tenants to occupy the Premises. Such occupancy by a third party would not, however, occur prior to May 31, 1999. Tenant hereby acknowledges that its failure to vacate the Premises and return possession of the Premises to Landlord in accordance with the terms and conditions of the Lease by May 31, 1999 could cause Landlord to incur significant damages which may not be adequately compensated by holdover rent.

     d.  Holding Over.  The following is added at the end of Section 21.
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HOLDING OVER OF THE LEASE:

          If Tenant holds over after May 2, 1999, Tenant shall pay to Landlord rent in the amount of $4,500.00 per day for each day after April 30, 1999 through May 31, 1999 that Tenant has failed to deliver possession of the Premises (or any part thereof) to Landlord. Such holdover rent shall be in lieu of any other costs, damages or losses Landlord may incur due to Tenant's holding over after May 2, 1999 through May 31, 1999. If Tenant holds over after May 31, 1999, in addition to any other costs, damages or losses Landlord may incur due such holding over after May 31, 1999, Tenant shall pay to Landlord rent in the amount of $4,500.00 per day for each day after May 31, 1999 that Tenant has failed to deliver possession of the Premises (or any part thereof) to Landlord. Notwithstanding the foregoing, if Tenant has delivered possession of the entire Premises to Landlord by May 2, 1999, Tenant shall be relieved of the obligation to pay Monthly Rental or Additional Rent for the Premises for May 1 and 2, 1999.

4.  MISCELLANEOUS.
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     a.  Effect of Third Amendment.  Except to the extent the Lease has been
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modified by this Third Amendment, the remaining terms and conditions of the
Lease shall remain unmodified and in full force and effect.

     b.  Defined Terms.  The defined terms used in this Third Amendment, as
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indicated by the first letter of a word being capitalized, shall have the same meaning in this Third Amendment as such terms and provisions have in the Lease except as otherwise expressly provided in this Third Amendment.

5.  EXECUTION.
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     This Third Amendment has been executed and shall be deemed effective as of the date first above written.

"TENANT"                                "LANDLORD"

INFORMATION MANAGEMENT                  LAKESHORE TOWERS LIMITED
ASSOCIATES, INC., a Connecticut         PARTNERSHIP PHASE I, a
corporation                             California limited partnership

                                 By:  SKIPPER REALTY
                                      CORPORATION, a Delaware
By:  /s/ Gary R. Martino              corporation, the sole
     -------------------              general partner of
     Its:  CFO                        Lakeshore Towers Limited
           -------------              Partnership

                                          By:  /s/ Brad Barrett
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                                          Its:  President
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